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                                                             EXHIBIT 99.(a)(vii)

                            WESTERN ASSET FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

     Western Asset Funds, Inc., a Maryland Corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:      Pursuant to Sections 2-105 and 2-208.1 of the Maryland General
Corporation Law and Article VI of the Corporation's Charter (the "Charter"), the Board of Directors of the Corporation, by resolutions duly adopted at a meeting held on September 9, 2003, created and established a new series of the Corporation by reclassifying and redesignating 500,000,000 authorized but unissued shares of the series known as "Western Asset U.S. Government Money Market Portfolio, Institutional Class" as shares of a series to be known as "Western Asset Limited Duration Bond Portfolio, Institutional Class" and by reclassifying and redesignating 500,000,000 authorized but unissued shares of the series known as "Western Asset U.S. Government Money Market Portfolio, Financial Intermediary Class" as shares of a series to be known as the "Western Asset Limited Duration Bond Portfolio, Financial Intermediary Class".

SECOND:     Each Institutional Class and Financial Intermediary Class share of
Western Asset Limited Duration Bond Portfolio (the "Series") shall represent investment in the same pool of assets as every other share of the Series and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Corporation's Charter, Bylaws and multiple class plan and as set forth below:

(1) The net asset values of Institutional Class and Financial Intermediary Class shares shall be calculated separately. In calculating the net asset values,

     (a) Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

     (b) Each class shall be charged separately with such other expenses as may be permitted by law, including U.S. Securities and Exchange Commission ("SEC") rule or order, and as the Board shall deem appropriate;

     (c) All other fees and expenses applicable to the series shall be charged to all classes of that series, in the proportion that the net asset value of that class bears to the net asset value of the Series, except as may otherwise be required by applicable law;

(2) Dividends and other distributions shall be paid on Institutional Class and Financial Intermediary Class shares at the same time. The amounts of all dividends and other distributions shall be calculated separately for Institutional and Financial Intermediary Class shares. In calculating the amount of any dividend or other distribution,

     (a) Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

     (b) Each class shall be charged separately with such other expenses as may be permitted by law, including SEC rule or order, and as the Board shall deem appropriate;
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     (c)    All other fees and expenses applicable to the Series shall be charged to each class of the series, in the proportion that the net asset value of that class bears to the net asset value of the Series, except as may otherwise be required by applicable law;

(3) Each class of the Series shall vote separately on matters pertaining only to that class, as the directors shall from time to time determine. On all other matters, all classes of the Series shall vote together, and every share of the series, regardless of class, shall have an equal vote with every other share of the Series.

THIRD:      Immediately before filing these Articles Supplementary, the
Corporation had authority to issue 13,100,000,000 shares of Common Stock, $0.001 par value per share, having an aggregate par value of $13,100,000. These shares were classified as follows:

Western Asset Enhanced Equity Portfolio     500,000,000 Institutional Class Shares
                                            500,000,000 Financial Intermediary Class Shares

Western Asset Money Market Portfolio        1,000,000,000 Institutional Class Shares
                                            1,000,000,000 Financial Intermediary Class Shares

Western Asset U.S. Government Money         1,000,000,000 Institutional Class Shares
       Market Portfolio                     1,000,000,000 Financial Intermediary Class Shares

Western Asset Intermediate Bond             500,000,000 Institutional Class Shares
       Portfolio                            500,000,000 Financial Intermediary Class Shares

Western Asset Intermediate Plus             500,000,000 Institutional Class Shares
       Bond Portfolio                       500,000,000 Financial Intermediary Class Shares

Western Asset Core Bond Portfolio           500,000,000 Institutional Class Shares
                                            500,000,000 Financial Intermediary Class Shares

Western Asset Core Plus Bond Portfolio      500,000,000 Institutional Class Shares
                                            500,000,000 Financial Intermediary Class Shares

Western Asset High Yield Portfolio          500,000,000 Institutional Class Shares
                                            500,000,000 Financial Intermediary Class Shares

Western Asset Non-U.S. Opportunity          500,000,000 Institutional Class Shares
       Bond Portfolio                       500,000,000 Financial Intermediary Class Shares

Western Asset Global Strategic Income       500,000,000 Institutional Class Shares
       Portfolio                            500,000,000 Financial Intermediary Class Shares

Western Asset Inflation Indexed Plus        500,000,000 Institutional Class Shares
       Bond Portfolio                       500,000,000 Financial Intermediary Class Shares

Common Stock                                100,000,000 shares
(without further classification)

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FOURTH:     Immediately after filing these Articles Supplementary, the
Corporation shall have authority to issue 13,100,000,000 shares of Common Stock, $0.001 par value per share, having an aggregate par value of $13,100,000. These shares are classified as follows:

Western Asset Enhanced Equity Portfolio     500,000,000 Institutional Class Shares
                                            500,000,000 Financial Intermediary Class Shares

Western Asset Money Market Portfolio        1,000,000,000 Institutional Class Shares
                                            1,000,000,000 Financial Intermediary Class Shares

Western Asset U.S. Government Money         500,000,000 Institutional Class Shares
       Market Portfolio                     500,000,000 Financial Intermediary Class Shares

Western Asset Intermediate Bond             500,000,000 Institutional Class Shares
       Portfolio                            500,000,000 Financial Intermediary Class Shares

Western Asset Intermediate Plus             500,000,000 Institutional Class Shares
       Bond Portfolio                       500,000,000 Financial Intermediary Class Shares

Western Asset Core Bond Portfolio           500,000,000 Institutional Class Shares
                                            500,000,000 Financial Intermediary Class Shares

Western Asset Core Plus Bond Portfolio      500,000,000 Institutional Class Shares
                                            500,000,000 Financial Intermediary Class Shares

Western Asset High Yield Portfolio          500,000,000 Institutional Class Shares
                                            500,000,000 Financial Intermediary Class Shares

Western Asset Non-U.S. Opportunity          500,000,000 Institutional Class Shares
       Bond Portfolio                       500,000,000 Financial Intermediary Class Shares

Western Asset Global Strategic Income       500,000,000 Institutional Class Shares
       Portfolio                            500,000,000 Financial Intermediary Class Shares

Western Asset Inflation Indexed Plus        500,000,000 Institutional Class Shares
       Bond Portfolio                       500,000,000 Financial Intermediary Class Shares

Western Asset Limited Duration Bond         500,000,000 Institutional Class Shares
       Portfolio                            500,000,000 Financial Intermediary Class Shares

Common Stock                                100,000,000 shares
(without further classification)

FIFTH:      The foregoing amendments were approved by a majority of the entire
Board of Directors of the Corporation and are limited to changes expressly permitted by Sections 2-105(c) and 2-605(a)(2) of the Maryland General Corporate Law to be made without action by the stockholders or matters reserved by the Corporation's Charter to the Board of Directors.

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SIXTH:      The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

SEVENTH:    The undersigned Vice President of the Corporation acknowledges these
Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.


IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Vice President and attested to by its Vice President and Treasurer on September 23, 2003.


ATTEST:                                     WESTERN ASSET FUNDS, INC.


/s/ Lisa Mrozek                             By: /s/ Ilene S. Harker
---------------------------                     -------------------------
Lisa Mrozek                                         Ilene S. Harker
Secretary                                           Vice President

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